NEWS RELEASE

For further information, contact:	Paul A. Bragg – Chairman and Chief Executive Officer
(281) 404-4700

VANTAGE DRILLING COMPANY ANNOUNCES PRICING OF OFFERING OF

$1.0 BILLION OF 11  1 /2% SENIOR SECURED FIRST LIEN NOTES DUE 2015 BY ITS SUBSIDIARY

OFFSHORE GROUP INVESTMENT LIMITED

HOUSTON, TX, July 26, 2010 – Vantage Drilling Company (“Vantage”) (NYSE Amex: VTG.U) (NYSE Amex: VTG) (NYSE Amex: VTG.WS) announced today that its wholly-owned subsidiary Offshore Group Investment Limited (the “Issuer”) has priced an offering of $1.0 billion aggregate principal amount of 11.500% Senior Secured First Lien Notes due 2015 (the “Offering”). The notes will be issued at a price equal to 96.361% of their face value. The notes will be fully and unconditionally guaranteed on a senior secured basis by Vantage and certain of its existing and future subsidiaries, including the subsidiaries of the Issuer. Concurrently with the pricing of this offering, Vantage announced today that it has priced its public offering of 45,454,545 of its ordinary shares at a price to the public of $1.10 per share.

The closing of the Offering is expected to occur on or about July 30, 2010, subject to the closing of Vantage’s previously announced acquisition from F3 Capital of the 55% interest in Mandarin Drilling Corporation (the owner of the construction contract for the Platinum Explorer) that Vantage does not own (the “Acquisition”), and other customary closing conditions. The net proceeds from these concurrent offerings, if completed, are expected to be used to fund the Acquisition, to fund the remaining construction payments for the Platinum Explorer, to refinance certain of its outstanding indebtedness, including the 13  1/2% Senior Secured Notes issued by P2021 Rig. Co, a wholly-owned subsidiary of Vantage, and its existing credit facility, and for general corporate purposes.

The notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption under the Securities Act and applicable state securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About the Company

Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of eight owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as Vantage’s intended use of the net proceeds of the offering. These forward-looking statements are based on current expectations, estimates and projections about Vantage, Vantage’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, Vantage has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Vantage may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Vantage also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here.